Exhibit 10 (y)

                             ENESCO GROUP, INC.
                        SUPPLEMENTAL RETIREMENT PLAN

            (AS AMENDED AND RESTATED, EFFECTIVE JANUARY 1, 1999)


            WHEREAS, Enesco Group, Inc., a Massachusetts corporation (the "Company"), has for many years maintained the Stanhome Investment Savings Plan for the benefit of certain of its employees;

            WHEREAS, Enesco Corporation, a subsidiary of the Company, has for many years maintained the Enesco Corporation Profit Sharing Plan for the benefit of certain of its employees;

            WHEREAS, effective as of the close of business on December 31, 1998, the Enesco Corporation Profit Sharing Plan will be merged into the Stanhome Investment Savings Plan and, effective January 1, 1999, such merged plan will be substantially modified with respect to the features contained therein and retitled the "Enesco Group, Inc. Retirement Plan" (the "Qualified Plan");

            WHEREAS, Enesco Corporation has for many years maintained for the benefit of certain of its key employees the Enesco Corporation Supplemental Profit Sharing Plan;

            WHEREAS, effective January 1, 1999, sponsorship of the Enesco Corporation Supplemental Profit Sharing Plan will be transferred from Enesco Corporation to Enesco Group, Inc.;

            WHEREAS, effective January 1, 1999, this Plan shall constitute an amendment and restatement of the Enesco Corporation Supplemental Profit Sharing Plan, and shall be retitled the "Enesco Group, Inc. Supplemental Retirement Plan";

            WHEREAS, section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code") limits the amount of annual compensation that may be taken into account under the Qualified Plan to $150,000 (as adjusted for increases in the cost of living) (the "Compensation Limit");

            WHEREAS, section 415 of the Code limits the amount of annual additions that can be allocated to a participant's account under the Qualified Plan in a Plan Year to the lesser of (i) $30,000 (as adjusted for increases in the cost of living) and (ii) 25% of the participant compensation for such limitation year (the "415 Limit");

            WHEREAS, section 404 of the Code limits the amount that an Employer can deduct in any taxable year with respect to amounts contributed to the Qualified Plan for a Plan Year (the "Deduction Limit");

            WHEREAS, the Company desires to modify the Plan, subject to certain limitations contained herein, (i) to provide benefits to Key Associates equal to the contributions which, but for the Compensation Limit, the Section 415 Limit and the Deduction Limit, would be provided to such Key Associates under the Qualified Plan and (ii) to permit Key Associates to have elective deferrals made on their behalf in an amount greater than is permitted under the terms of the Qualified Plan.

            NOW, THEREFORE, the Company hereby agrees as follows:

            Section 1. Definitions. All capitalized terms used herein shall have the respective meanings assigned to such terms by the Qualified Plan, except as otherwise set forth in the preamble to or text of this Plan or below:

            (a) Account. The Account establish on behalf of each Key Associate pursuant to Section 2 of the Plan.

            (b) Compensation. The amount of a Key Associate's
      "Compensation" as determined under the Qualified Plan, but determined without regard to the Compensation Limit.

            (c) Employer. The Company and each other entity that, with the consent of the Company, adopts this Plan for the benefit of its Key Associates, as described in Section 11.

            (d) Key Associate. For any Plan Year, an employee of an Employer who is a Participant in the Qualified Plan for a Plan Year and who either is (i) a senior officer of an Employer (as determined by the Committee), or (ii) is classified by the Committee as a "key associate." A person shall cease to be Key Associate upon the complete distribution of his Account under the Plan.

            (e) Plan. This Enesco Group, Inc. Supplemental Retirement Plan, as from time to time amended.

            (f) Trust. A trust entered into between the Company and the trustee for the purpose of administering assets of the Employers to be used for the purpose of satisfying the obligations of the Employers under the Plan. Any such trust shall be established in such manner so as to be a "grantor trust" of which the Company is the grantor, within the meaning of section 671 et. seq. of the Code.

            (g) Valuation Date. The date as of which earnings (or losses) are credited to Accounts pursuant to Section 6 of the Plan.

            Section 2. Establishment of Accounts. There shall be established on the books of each Employer an Account in the name and on behalf of each employee thereof who is a Key Associate who (i) was a Key Associate in this Plan prior to January 1, 1999 and whose Account balance had not been distributed in its entirety as of such date, (ii) makes an election described in Section 3 below to have amounts credited to his Account on his behalf under this Plan or (iii) during any Plan Year would have been entitled to an allocation to his Profit Sharing Account or Money Purchase Account under the Qualified Plan in excess of the amount actually so allocated because of the application of the Compensation Limit.

            Section 3. Elective and Matching Credits. (a) Elective Credits. For each Plan Year, a Key Associate shall be permitted to elect, on a form provided by the Committee, to reduce his Compensation for each payroll period in such Plan Year by a specified whole percentage not less than 1 nor more than 15 percent. In the event a Key Associate makes such an election to have his Compensation reduced, then, subject to Section 5, an amount shall be credited to the Key Associate's Account under this Plan for each such payroll period equal to (i) minus (ii) where:

              (i) equals the Key Associate's Compensation for such payroll period multiplied by the percentage elected by the Key Associate hereunder; and

              (ii) equals the product of (A) the portion of the Key Associate's Compensation that is taken into account under the Qualified Plan for such payroll period, in accordance with the Compensation Limit, multiplied by (B) the lesser of (I) the percentage elected the Key Associate hereunder and (II) 6%.

Such amount shall be credited under the Plan as of the date salary reduction contributions of participants under the Qualified Plan are delivered to the trustee under the Qualified Plan.

            Prior to the first day of a Plan Year, a Key Associate may change or suspend the amount to be credited to his Account for such Plan Year pursuant to this Section 3(a), subject to such rules and procedures as may be prescribed by the Committee with respect to the Plan.

            (b) Matching Credits. For each payroll period ending in a Plan Year, an amount shall be credited to each Key Associate's Account under this Plan equal to 50% of the total amount credited to the Key Associate's Account in the form of elective credits pursuant to subsection (a) above; provided, however, that the total amount credited to a Key Associate's Account under this Section 3(b) and to the Key Associate's Matching Account under the Qualified Plan for a payroll period shall in no event, in the aggregate, exceed 3% of the Key Associate's Compensation for such payroll period. Such amount shall be credited under the Plan as of the date matching contributions made on behalf of participants under the Qualified Plan are delivered to the trustee under the Qualified Plan.

            Section 4. Profit Sharing and Money Purchase Credits. (a) Profit Sharing Credits. For each Plan Year, an amount shall be credited to each Key Associate's Account under this Plan equal to (i) minus (ii) where:

              (i) equals the product of the Key Associate's Compensation multiplied by the "target percentage" for profit sharing contributions, as determined under Section 4.4 of the Qualified Plan (relating to the amount of profit sharing contributions that would be allocated to the Profit Sharing Account of each Key Associate in the Qualified Plan for the Plan Year, expressed as a percentage of such Key Associate's Compensation, if such contributions were not reduced in order to comply with the Deduction Limit);

              (ii) equals the total amount of profit sharing contributions credited to the Key Associate's Profit Sharing Account under the Qualified Plan for such Plan Year.

            (b) Money Purchase Credits. For each Plan Year, an amount shall be credited to each Key Associate's Account under this Plan in an amount equal to (i) minus (ii) where:

              (i) equals 3% of the Key Associate's total Compensation for the Plan Year; and

              (ii) equals the total amount credited to the Key Associate's Money Purchase Account under the Qualified Plan for such Plan Year.

            Section 5. Earnings and Losses on Accounts. As of the close of each Plan Year, or as of such other frequency determined by the Committee, each Employer shall credit to or charge against, as the case may be, each Account established on its books pursuant to Section 2 of this Plan, an amount representing investment gains or losses in respect of the balance of such Account. The amount of such gains or losses in respect of the Account of any Key Associate shall be determined by the Committee to be equal to the net gain or loss that would have been earned on an amount equal to the balance of such Key Associate's Account as of the close of the preceding business day, as adjusted for any credits, withdrawals or distributions, based on the hypothetical investment elections made by the Key Associate. Each Key Associate shall be entitled to elect to have the earnings in respect of his Plan Account determined as if an amount equal to the balance thereof were invested among the investment funds available from time to time under the Qualified Plan, except for the Company Stock Fund. A Key Associate's hypothetical investment elections under this Plan need not be the same as the Key Associate's investment elections under the Qualified Plan. A Key Associate's investment elections under this Plan shall be subject to the same provisions regarding the time, manner and portion of the account subject to such election as are applicable from time to time under the Qualified Plan.

            Section 6. Vesting. A Key Associate shall at all times be fully vested in his Account under the Plan.

            Section 7. Withdrawals on Account of Financial Emergency. If a Key Associate experiences an "unforeseeable financial emergency," as defined below, he may file a request with the Committee to receive a complete or partial distribution of the Key Associate's Account under the Plan. The amount of any distribution pursuant to this Section shall not exceed the lesser of (i) the balance of the Key Associate's Account under the Plan, determined as of the Valuation Date next following the date of such request, and (ii) the amount reasonably necessary to satisfy such unforeseeable financial emergency. Such Key Associate also shall be required to certify, in the form and manner prescribed by the Committee, that the amount reasonably necessary to satisfy such unforeseeable emergency cannot be satisfied from sources other than a withdrawal from the Key Associate's Account. For purposes of this Section, "unforeseeable financial emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Key Associate that would result in severe financial hardship to the Key Associate resulting from (i) a sudden and unexpected illness or accident of the Key Associate or a dependent of the Key Associate, (ii) a loss of the Key Associate's property due to casualty or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Key Associate, all as determined in the sole discretion of the Committee.

            Section 8. Distribution to Key Associate Upon Termination of Employment. The distribution of a Key Associate's Account under this Plan after the Key Associate's termination of employment shall be made at the same time and in the same manner as distributions are made to the Key Associate under the Qualified Plan; provided, however, that no distribution shall be made under this Plan in any medium other than cash and provided further that no portion of a Key Associate's Account under this Plan shall be distributed through the purchase of a single premium annuity contract. Any distribution made to a Key Associate pursuant to this Section shall be based on the balance of the Key Associate's Account as of the Valuation Date coinciding with or next following the valuation date used to determine the amount to be distributed to or on behalf of the Key Associate under the Qualified Plan.

            Section 9. Distribution to Beneficiary Upon Key Associate's Death. Upon the death of a Key Associate while any amount remains credited to the Key Associate's Account under this Plan, payment of the balance of such Account shall be paid in a single payment to the beneficiary or beneficiaries as the Key Associate may, from time to time, designate in writing delivered to the Committee. A Key Associate may revoke or change his or her beneficiary designation at any time in writing delivered to the Committee. If a Key Associate does not designate a beneficiary under this Plan, or if no designated beneficiary survives the Key Associate, the balance of his or her Account shall be distributed to the person or persons entitled to his or her account under Section 9.6 of the Qualified Plan (or who would be so entitled if there were then an amount remaining unpaid under the Qualified Plan).

            Section 10. Participation by Other Employers. (a) With the consent of the Company, any entity may become a participating Employer under the Plan by taking such action as shall be necessary to adopt the Plan and executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan and Trust into effect with respect to such entity, as prescribed by the Company.

              (b) The Company may, by written instrument, exclude an Employer from continued participation in the Plan. An entity that is an Employer may withdraw from participation in the Plan at any time by taking appropriate action as prescribed by the Company. Upon the effective date of an entity's exclusion or withdrawal from participation in the Plan pursuant to this Section, such entity shall thereupon cease to be an Employer.

              (c) Each entity which becomes a participating Employer pursuant to this Section by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company to act as such agent shall continue until such Employer is excluded or withdraws from the Plan.

              (d) In the event that any Employer is reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another corporation other than an Employer succeeds to all or substantially all of such Employer's business, and such successor corporation is an Affiliate, such successor corporation automatically shall be substituted for such Employer under the Plan, unless such Employer or successor corporation is removed by the Company or withdraws from participation in the Plan as an Employer.

            Section 11. Amendment and Termination. This Plan shall be subject to the same reserved powers of amendment and termination as the Qualified Plan (without regard to any limitations imposed on such powers by the Code or ERISA), except that no such amendment or termination shall reduce or otherwise adversely affect the rights of Key Associates or Beneficiaries in respect of amounts credited to their Accounts as of the date of such amendment or termination.

            Section 12. Application of ERISA. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and Department of Labor Regulation ss. 2520.104-23. This Plan shall not be a funded plan, and the Employers shall be under no obligation to set aside any funds for the purpose of making payments under this Plan. Any payments hereunder shall be made out of the general assets of the Employers.

            Section 13. Administration. The Committee shall be charged with the administration of this Plan and shall have the same powers and duties, and shall be subject to the same limitations, as are described in the Qualified Plan. The provisions of Article 12 of the Qualified Plan (other than Section 12.3 relating to qualified domestic relations orders) are hereby incorporated herein by reference, as the context requires, and shall be applicable as if such provisions were set forth herein.

            Section 14. Nonassignment of Benefits. Notwithstanding anything contained in the Qualified Plan to the contrary, it shall be a condition of the payment of benefits under this Plan that neither such benefits nor any portion thereof shall be assigned, alienated or transferred to any person voluntarily or by operation of any law, including any assignment, division or awarding of property under state domestic relations law (including community property law). If any person shall endeavor or purport to make any such assignment, alienation or transfer, the amount otherwise provided hereunder which is the subject of such assignment, alienation or transfer shall cease to be payable to any person.

            Section 15. No Guaranty of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employers and any employee or as conferring a right on any employee to be continued in the employment of an Employer.

            Section 16. Trust. The Company shall establish the Trust and shall at least annually contribute to the Trust such assets as the Committee determines, in its sole discretion, are necessary to provide for the Employers' future liabilities created with respect to the amounts credited to the Accounts established hereunder. The existence of the Trust shall not relieve the Employers of their liabilities under the Plan, but the Employers' obligations under the Plan shall be deemed satisfied to the extent paid from the Trust.

            Section 17. Miscellaneous. (a) Certain Qualified Plan
Provisions. Except as otherwise provided herein, the miscellaneous provisions contained in Sections 14.6 (relating to gender and plurals),
14.7 (relating to applicable law) and 14.8 (relating to severability) of the Qualified Plan are hereby incorporated herein by reference, and shall be applicable as if such provisions were set forth herein.

              (b) Expenses. All costs and expenses incurred in administering the Plan, including the expenses of the Committee, the fees of counsel and any agents of the Committee and other administrative expenses shall be charged against the Accounts in such amounts and at such time and in such manner as the Committee, in its sole discretion, shall determine.

              (c) FICA Taxes. For each calendar year in which an amount is deferred on a Key Associate's behalf pursuant to this Plan, his employer shall withhold an amount from the Key Associate's regular compensation to provide for the payment of taxes imposed upon the Key Associate pursuant to section 3121 of the Code in respect of such deferral.

              (d) Successors and Assigns. The provisions of this Plan shall bind and inure to the benefit of the Employers and their successors and assigns, as well as each Key Associate and his beneficiaries and successors.

              IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this 18th day of December 1998.

                                          ENESCO GROUP, INC.


                                          By: /s/ Jeffrey A. Hutsell
                                             -----------------------
                                          Title:  President & CEO
                                                --------------------

ATTEST:

       /s/  Peter R. Johnson
      ----------------------------------
Title: Vice President, Secretary & Clerk
      ----------------------------------